UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2010

SINO GREEN LAND CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer
Incorporation)		Identification No.)

Suite 2711A, 27/F, Exchange Tower,
33 Wang Chiu Road, Kowloon Bay,
Kowloon, Hong Kong
People’s Republic of China
(Address of Principal Executive Offices)
(Zip Code)

852-3104-0598
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2010, the Board of Directors of Sino Green Land Corporation (the “Company”) increased the size of the Board to five directors and appointed two new independent directors, Mr. Chan Kin Hang Danvil and Ms. Karen Tse. Mr. Danvil and Ms. Tse will serve as directors until the Company’s next annual meeting and until their successors are duly qualified and elected.

Mr. Danvil and Ms. Tse have each entered into a director agreement with the Company pursuant to which they will be paid 25,000 shares of the Company’s common stock for every three month period of their directorship and will be reimbursed for reasonable out-of-pocket expenses.

There is no family relationship between the newly appointed directors and any other executive officer or director. The Company has not entered, and does not currently propose to enter, into any transactions in which the amount involved exceeds or would exceed $120,000 and in which any of the newly elected officers had or will have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GREEN LAND CORPORATION

	By:	/s/ _Anson Yiu Ming Fong______
		Name:	Anson Yiu Ming Fong
		Title:	Chairman of the Board

Date: July 2, 2010